MINTMIRE & ASSOCIATES
                                ATTORNEYS AT LAW
                                265 SUNRISE AVE.
                                  SUITE 204
                            PALM BEACH, FLORIDA 33480
                               TEL: (561) 832-5696






                                  June 16, 1997



Board of Directors
RESOURCENET COMMUNICATIONS, INC.
F/K/A The AdsOnly Group, Incorporated
2269 Chestnut Street
Suite 637
San Francisco, CA  94123


Dear Sirs:

         I hereby consent to the use of my name as an expert under the heading "Legal Matters" in the prospectus included in the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 being filed with the Securities and Exchange Commission by RESOURCENET COMMUNICATIONS, INC. F/K/A The AdsOnly Group, Incorporated.



                                   Sincerely,


                           /s/ Donald F. Mintmire

                               Donald F. Mintmire





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